Exhibit 99.1

Biostage, Inc.

Changes Name to Harvard Apparatus Regenerative Technology, Inc. (OTCQB: HRGN)

Name Change is Capstone of Corporate Rebranding Initiative for

Regenerative Medicine (www.hregen.com)

- Trading Under OTCQB Symbol “HRGN” begins July 20, 2023 -

HOLLISTON, MA (July 20, 2023) –Biostage, Inc. (OTCQB: formerly BSTG) announced today it has changed its corporate name back to Harvard Apparatus Regenerative Technology, Inc. and will trade under the OTCQB symbol “HRGN” effective July 20, 2023. Concurrently, the company launched a new web site www.hregen.com to provide greater clarity and visibility for its regenerative technology and expanding strategy on rejuvenation (anti-aging).

The FDA approved a 10-patient phase 1 study for the company’s esophageal implant which has recently opened for enrollment. The company uses the patient’s stem cells to stimulate the body’s natural wound-healing process. The growing tissue is guided by the company’s patented scaffold to regenerate a complete esophageal tube.

Further details of the study are posted on clinicaltrials.gov.

The company intends to use the Harvard Apparatus Regenerative Technology name on its new anti-aging business which it is currently launching in China. It expects this business to be cash flow positive in the current fiscal year of 2023. This positive cash flow will help the company grow the anti-aging business and fuel further research and development.

Jerry He, CEO, commented, “We have changed our company name back to Harvard Apparatus Regenerative Technology, Inc. because of its recognition in the biotech industry. The name change also reflects returning to our scientific roots and our continued focus on regenerative medicine.”

About Biostage

We are a clinical-stage biotechnology company developing regenerative-medicine treatments for disorders of the gastro-intestinal system and the airway resulting from cancer, trauma or birth defects. Our technology is based on our proprietary cell-therapy platform that uses a patient’s own stem cells to regenerate and restore function to damaged organs. We believe that our technology represents a next-generation solution for restoring organ function because it allows the patient to regenerate their own organ, thus eliminating the need for human donor or animal transplants, the sacrifice of another of the patient’s own organs or permanent artificial implants.

We conducted the world’s first successful regeneration of the esophagus in a patient with esophageal cancer in August 2017. This surgery was performed by Dr. Denis Wigle, Chair of Thoracic Surgery at the Mayo Clinic. The results were published in the Journal of Thoracic Oncology Clinical and Research Reports in August 2021. The procedure demonstrated that our technology was able to successfully regenerate esophageal tissue, including the mucosal lining, to restore the integrity, continuity and functionality of the esophageal tube.

Biostage has 13 issued U.S. patents, 2 issued in China and 2 orphan-drug designations which can provide seven years of market exclusivity in addition to any exclusivity granted by patents.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements in this press release include, but are not limited to, statements relating to the capabilities and performance of our products and product candidates; development expectations and regulatory approval of any of the Company’s products, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; and success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company’s products, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the Company’s inability to obtain needed funds in the immediate future; the Company’s ability to obtain and maintain regulatory approval for its products; plus other factors described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact

Joseph Damasio

Chief Financial Officer

774-233-7330

jdamasio@hregen.com